Exhibit 95

MINE SAFETY DISCLOSURE

We operate surface mines in the United States and Canada to produce construction aggregates. The operations of our mines in the United States are subject to regulation by the Federal Mine Safety and Health Administration (“MSHA”) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”).

The chart below contains information regarding certain reportable and non-reportable mining safety and health citations or orders that MSHA issued during the quarter ended June 30, 2026 associated with our mining operations:

Name of Mine	MSHA ID	Number of Inspections	Section 104 Citations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b)(2) Violations	Section 107(a) Orders	Total Dollar Value of MSHA Proposed Assessments	Total Number of Mining-related Fatalities	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Pending Legal Actions as of Last Day of Period	Instituted Legal Actions During Period	Resolved Legal Actions During Period
Alaska Portable #1	50-01459	—	—	—	—	—	—	$—	—	No	No	—	—	—
Alaska Portable #2	50-01534	—	—	—	—	—	—	—	—	No	No	—	—	—
Alaska Portable #3	50-01534	2	—	—	—	—	—	—	—	No	No	—	—	—
Angie Louisiana Plant	16-01611	1	—	—	—	—	—	157	—	No	No	—	—	—
Arvin Pit	04-04360	—	—	—	—	—	—	—	—	No	No	—	—	—
B2413 - 20 Mile(1)	B2413	—	—	—	—	—	—	—	—	No	No	—	—	—
Bee Rock Quarry(2)	04-04704	—	—	—	—	—	—	—	—	No	No	—	—	1
Big Rock	04-05946	1	—	—	—	—	—	314	—	No	No	—	—	—
Bishop	04-01869	—	—	—	—	—	—	—	—	No	No	—	—	—
Bradshaw	04-03107	2	—	—	—	—	—	314	—	No	No	—	—	—
Brunswick	26-02007	—	—	—	—	—	—	—	—	No	No	—	—	—
Brookhaven	22-00700	—	—	—	—	—	—	—	—	No	No	—	—	—
Bulldog	22-00813	—	—	—	—	—	—	—	—	No	No	—	—	—
Capay Plant Facility	04-05338	1	—	—	—	—	—	—	—	No	No	—	—	—
Cinderlite Goni Pit	26-02647	—	—	—	—	—	—	—	—	No	No	—	—	—
Cinderlite Portable #1	26-02782	—	—	—	—	—	—	—	—	No	No	—	—	—
Cinderlite Screen #1	26-02786	—	—	—	—	—	—	—	—	No	No	—	—	—
Cinderlite Portable #3	26-02847	—	—	—	—	—	—	—	—	No	No	—	—	—
Circle T Ranch Pit	45-01882	—	—	—	—	—	—	—	—	No	No	—	—	—

Name of Mine	MSHA ID	Number of Inspections	Section 104 Citations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b)(2) Violations	Section 107(a) Orders	Total Dollar Value of MSHA Proposed Assessments	Total Number of Mining-related Fatalities	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Pending Legal Actions as of Last Day of Period	Instituted Legal Actions During Period	Resolved Legal Actions During Period
Coalinga Pit	04-01879	1	4	—	—	—	—	$1,884	—	No	No	—	—	—
Conrock	50-01282	—	—	—	—	—	—	—	—	No	No	—	—	—
Conway	45-03701	1	—	—	—	—	—	—	—	No	No	—	—	—
Coyote	42-02485	—	—	—	—	—	—	—	—	No	No	—	—	—
D&B Sand and Gravel Pit	22-00467	3	—	—	—	—	—	157	—	No	No	—	—	—
Dayton	26-02304	—	—	—	—	—	—	—	—	No	No	—	—	—
Desoto(2)	22-00068	—	—	—	—	—	—	—	—	No	No	—	—	1
Felton Quarry	04-00107	1	—	—	—	—	—	—	—	No	No	—	—	—
Freeman Quarry	04-05448	—	—	—	—	—	—	—	—	No	No	—	—	—
Gardner Pit	04-01683	—	—	—	—	—	—	—	—	No	No	—	—	—
Handley Ranch Quarry	04-05629	2	—	—	—	—	—	—	—	No	No	—	—	—
Highway 175	04-05336	2	—	—	—	—	—	—	—	No	No	—	—	—
Indio	04-01854	—	—	—	—	—	—	—	—	No	No	—	—	—
Kenny Seng(3)	42-02153	1	—	—	—	—	—	—	—	No	No	—	—	—
Kerley Pit	02-03375	—	—	—	—	—	—	—	—	No	No	—	—	—
Lee Vining	04-05234	—	—	—	—	—	—	—	—	No	No	—	—	—
Littlerock	04-04926	—	—	—	—	—	—	—	—	No	No	—	—	—
Lockwood Quarry	26-02204	—	—	—	—	—	—	—	—	No	No	—	—	—
Love	22-00389	—	—	—	—	—	—	—	—	No	No	—	—	—
Lucas Pit	50-01819	—	—	—	—	—	—	—	—	No	No	—	—	—
Mission	45-03718	—	—	—	—	—	—	—	—	No	No	—	—	—
North Plant	40-01635	—	—	—	—	—	—	—	—	No	No	—	—	—
N50 Alaska - Fort Knox(1)	N50	—	—	—	—	—	—	—	—	No	No	—	—	—
N50 Nevada - Couer Rochester(1)	N50	—	—	—	—	—	—	—	—	No	No	—	—	—
N50 Utah - KUCC BMP(1)	N50	—	—	—	—	—	—	—	—	No	No	—	—	—
N50 Utah - East Waste Rock Project(1)	N50	—	—	—	—	—	—	—	—	No	No	—	—	—
N50 Utah - KUCC N50(1)	N50	2	—	—	—	—	—	—	—	No	No	—	—	—
N50 Washington Granite Falls(1)	N50	—	—	—	—	—	—	—	—	No	No	—	—	—

Name of Mine	MSHA ID	Number of Inspections	Section 104 Citations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b)(2) Violations	Section 107(a) Orders	Total Dollar Value of MSHA Proposed Assessments	Total Number of Mining-related Fatalities	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Pending Legal Actions as of Last Day of Period	Instituted Legal Actions During Period	Resolved Legal Actions During Period
N50 California - Hector	N50	—	—	—	—	—	—	$—	—	No	No	—	—	—
Orosi Quarry	04-05727	1	—	—	—	—	—	—	—	No	No	—	—	—
Perry	22-00763	—	—	—	—	—	—	—	—	No	No	—	—	—
Promontory	42-02541	—	—	—	—	—	—	—	—	No	No	—	—	—
P599 - Papich Construction Company, Inc.	P599	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 Freeport McMoRan - Bagdad(1)	PU3	3	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Layne - Asarco(1)	PU3	1	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Chino(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Layne Capstone(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Layne Chandler(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Layne Cortez(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Layne - FMI(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Layne - Gila River	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Layne - Silver Bell(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Layne - Morenci(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Layne - Newmont Gold	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Safford(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Tintric(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Trixie(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Tyrone(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Lonestar(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
Sierra Pacific Materials	04-0494	—	—	—	—	—	—	—	—	No	No	—	—	—
Slats Lucas Quarry	15-19106	—	—	—	—	—	—	—	—	No	No	—	—	—
Solari	04-05947	1	—	—	—	—	—	—	—	No	No	—	—	—
Sorenson	45-03851	—	—	—	—	—	—	—	—	No	No	—	—	—
Swan Pit	02-02647	—	—	—	—	—	—	—	—	No	No	—	—	—

Name of Mine	MSHA ID	Number of Inspections	Section 104 Citations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b)(2) Violations	Section 107(a) Orders	Total Dollar Value of MSHA Proposed Assessments	Total Number of Mining-related Fatalities	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Pending Legal Actions as of Last Day of Period	Instituted Legal Actions During Period	Resolved Legal Actions During Period
Tangerine Road Pit	02-00649	—	—	—	—	—	—	$—	—	No	No	—	—	—
Tiger	22-00828	—	—	—	—	—	—	—	—	No	No	—	—	—
Utah Portable #4	42-01761	—	—	—	—	—	—	—	—	No	No	—	—	—
Vernalis	04-05783	2	—	—	—	—	—	157	—	No	No	—	—	—
Wade Sand Pit	26-02404	—	—	—	—	—	—	—	—	No	No	—	—	—
Washington Portable #1	45-03717	—	—	—	—	—	—	—	—	No	No	—	—	—
Washington Portable #2	45-03724	—	—	—	—	—	—	—	—	No	No	—	—	—
Walker Pit	42-01014	—	—	—	—	—	—	—	—	No	No	—	—	—
Wells Pit	42-02250	—	—	—	—	—	—	—	—	No	No	—	—	—
Whatcom Portable Mill	45-00975	—	—	—	—	—	—	—	—	No	No	—	—	—
Wolfe Pit	50-01816	—	—	—	—	—	—	—	—	No	No	—	—	—
Yerington Pit	26-02474	—	—	—	—	—	—	—	—	No	No	—	—	—
Total		28	4	—	—	—	—	$2,983	—			—	—	2
(1) Denotes where we are working as an "independent contractor" at another operator's mine.
(2) The legal actions for our Bee Rock Quarry and Desoto mine related to a contest of citations and orders referenced in Subpart B of 29 CFR Part 2700 were both resolved during the period.
(3) Denotes mine acquired on April 23, 2026 in connection with the acquisition of Kenny Seng Construction. For this mine, the chart includes information for the period between the acquisition date and June 30, 2026.